SECURITIES AND EXCHANGE COMMISSION


	Washington, D.C.  20549


	____________


	FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934



                                      MBNA America Bank, National
Association
(Exact name of registrant as specified in its charter)


                                United States
                  	       51-0331454
	(State of incorporation or organization)	(IRS Employer
	Identification No.)



                          Wilmington, Delaware
	          19884
	(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

MBNA Master Credit Card Trust II
Class A Floating Rate Asset Backed Certificates, Series 1998-A
 (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.	Description of Registrant's Securities to be Registered.

	The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "The
Receivables"; "Maturity Assumptions"; "Receivable Yield
Considerations";  "Description of the Certificates" ; and
"ERISA Considerations" in the Prospectus Supplement dated
March 3, 1998 and "Prospectus Summary"; "Risk Factors"; "The
Receivables"; "Maturity Assumptions"; "Description of the
Certificates"; "Certain Legal Aspects of the Receivables";
"Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated February 27, 1998 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.	Exhibits.

	Exhibit 1--Form of specimens of certificates representing
Class A Floating Rate Asset Backed Certificates,
Series 1998-A.

	Exhibit 2--Pooling and Servicing Agreement (included in
Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
Agreement, dated as of March 11, 1996 (included in
Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April
5, 1996, which is incorporated herein by reference).

	Exhibit 4--Series 1998-A Supplement.

	Exhibit 5--Prospectus Supplement dated March 3, 1998, as filed with the Securities and Exchange Commission on March 4, 1998, pursuant to Rule 424(b)(2), together with the Prospectus dated February 27, 1998, as filed with the Securities and Exchange Commission on March 3, 1998, pursuant to Rule 424(b)(5).

	SIGNATURE


		Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


							MBNA AMERICA BANK,
							  NATIONAL ASSOCIATION




Date:  March 18, 1998
							By: /s/ Elizabeth T. Kelly			   	Elizabeth T. Kelly
							        Elizabeth T. Kelly
								  Vice President



	INDEX TO EXHIBITS



Exhibit
Number-

Exhibit
-
1-Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1998-A.
-
2-Pooling and Servicing Agreement (included in Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).
-
3-First Amendment to Pooling and Servicing Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).
-
4-Series 1998-A Supplement.
-
5-Prospectus Supplement dated March 3, 1998, as filed with the Securities and Exchange Commission on March 4, 1998, pursuant to Rule 424(b)(2), together with the Prospectus dated February 27, 1998, as filed with the Securities and Exchange Commission on March 3, 1998, pursuant to Rule 424(b)(5), is incorporated herein by reference.
-
-


(..continued)





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